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                                                                      EXHIBIT 21

                                   AMGEN INC.

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                                                                    State of
                                                                  Incorporation
Subsidiary (Name under which subsidiary does business)           or Organization
------------------------------------------------------           ---------------
Amgen AB........................................................ Sweden
Amgen Australia Pty Limited..................................... Australia
Amgen (Bermuda) Clinical Development, Limited................... Bermuda
Amgen (Bermuda) Clinical Development 2, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 3, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 4, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 5, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 6, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 7, Limited................. Bermuda
Amgen (Bermuda) Clinical Development 8, Limited................. Bermuda
Amgen (Bermuda) Clinical, Limited............................... Bermuda
Amgen (Bermuda) Development, Limited............................ Bermuda
Amgen (Bermuda), Limited........................................ Bermuda
Amgen--Bio-Farmaceutica, Lda.................................... Portugal
Amgen Boulder Development Corporation........................... Colorado
Amgen Boulder Production Corporation............................ Colorado
Amgen B.V....................................................... The Netherlands
Amgen Cambridge Real Estate Holdings Inc........................ Delaware
Amgen Canada Inc................................................ Canada
Amgen Caribe Corporation........................................ Puerto Rico
Amgen (Europe) AG............................................... Switzerland
Amgen Europe B.V................................................ The Netherlands
Amgen GmbH...................................................... Austria
Amgen GmbH...................................................... Germany
Amgen Greater China, Ltd........................................ Hong Kong
Amgen Holding, Inc.............................................. California
Amgen International Inc......................................... Delaware
Amgen Kabushiki Kaisha.......................................... Japan
Amgen Limited................................................... United Kingdom
Amgen N.V....................................................... Belgium
Amgen Puerto Rico, Inc.......................................... Delaware
Amgen Sales Corporation......................................... Barbados
Amgen S.A....................................................... France
Amgen, S.A...................................................... Spain
Amgen S.p.A..................................................... Italy
Kirin-Amgen, Inc................................................ Delaware
Synergen B.V.................................................... The Netherlands
Synergen Europe, Inc............................................ Colorado
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